EXHIBIT 32.1

CERTIFICATION  PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection  with the quarterly  report on Form 10-QSB/A of Biomoda, Inc., ("the  Company")  for the  quarter ended June 30, 2007 as filed with the Securities Exchange Commission on the date  hereof  ("the  Report"),  I,  John Cousins, Chief Executive and Financial Officer of the Company hereby certify, pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1. The Report fully complies with the  requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The  information  contained in the Report  fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

Biomoda, Inc.

January 4, 2008	By:	/s/ John J. Cousins
John J. Cousins
Executive Vice President
(Principal Executive and Financial Officer)

     A signed original of this written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written  statement required by section 906,  has been  provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.